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                                                                    Exhibit 8.2

                            Morrison & Foerster LLP
                           19900 MacArthur Boulevard
                             Irvine, CA 92715-2445

                                February 7, 1996





Tokos Medical Corporation
1821 East Dyer Road
Santa Ana, California 92705


         Re: Matria Healthcare, Inc. Proxy Statement and Registration Statement on Form S-4.


Ladies and Gentlemen:

                 We have acted as counsel to Tokos Medical Corporation (Delaware), a Delaware corporation ("TM"), in connection with the Agreement and Plan of Merger, dated as of October 2, 1995, as amended as of December 4, 1995 and January 31, 1996 (the "Merger Agreement"), by and among TM, Healthdyne, Inc., a Georgia Corporation ("HD") and Matria Healthcare, Inc., a Delaware corporation ("Newco")).

                 Pursuant to the Merger Agreement, HD and TM will merge with and into Newco, with Newco being the surviving corporation. As a result of the Merger, the separate existence of HD and TM will cease and the former stockholders of HD and TM will receive shares of Newco's common stock, all on the terms set forth in the Merger Agreement.

                 The Merger Agreement and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 filed by HD and TM with the Securities and Exchange Commission (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of
Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

                 In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary and appropriate in connection with rendering this opinion.

                 In rendering this opinion, we assume the following:

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Tokos Medical Corporation
February 7, 1996
Page Two


         1. The authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as photostatic copies and the authenticity of the originals of such copies, and the genuineness of all signatures and the due execution and delivery of all documents.

         2. The truth and accuracy of the representations, warranties and statements of fact made or to be made by HD, TM and Newco in connection with the Merger, including those representations set forth in the Merger Agreement and in certificates of representations provided or to be provided to us by HD, TM and Newco.

                 Based upon and subject to the foregoing, the discussion contained in the prospectus included as part of the registration Statement (the "Prospectus") under the caption "Certain Federal Income Tax Consequences," to the extent it applies to TM and TM stockholders, expresses our opinion as to the material Federal income tax consequences if the Merger is effected according to the terms of the Merger Agreement. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent upon future events. In addition, you should be aware that the discussion under the caption "Certain Federal Income Tax Consequences" in the Prospectus represents our conclusions as to the application of existing law to the instant transactions and may not be applicable to certain classes of TM stockholders, including securities dealers, foreign persons and persons who acquired their TM Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. There can be no assurance that changes in the law will not take place which could affect the Federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

                 This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the Federal income tax consequences of the Merger, including the Prospectus constituting a part thereof, and any amendments thereto.


                                        Very truly yours,



                                        /s/ Morrison & Foerster LLP